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                             CDI CORP.

                       PERFORMANCE SHARE PLAN
                       ----------------------



                   Article 1.  General Description
                   -------------------------------
     The CDI Corp. Performance Share Plan (the "Plan") provides designated management personnel of the Company with the opportunity to earn shares of CDI Stock, when pre-established performance goals are met.


                Article 2.  Purpose and Effective Date
                --------------------------------------
     2.1 Purpose. The purpose of the Plan is to provide additional incentives to, and rewards for, sustained performance by selected management personnel to promote the Company's long term growth and financial success by (i) attracting and retaining management personnel of outstanding ability, (ii) strengthening the Company's capability to develop, maintain and direct a highly-skilled and motivated management team, (iii) providing an effective means for selected management personnel to acquire and maintain ownership of CDI Stock, (iv) motivating selected management personnel to achieve long-range performance goals and objectives and (v) providing incentive compensation opportunities competitive with those of other major corporations.

     2.2 Effective Date and Termination of the Plan. The Plan is effective as of January 1, 1998 and may be terminated at any time by CDI Corp.'s Board of Directors.


                       Article 3.  Definitions
                       -----------------------
     3.1 "Agreement" means a Performance Unit Award Agreement, which is a written confirmation furnished to a Participant of an Award under the Plan.

     3.2 "Award" means the grant of Performance Units under an Agreement.

     3.3   "Board" means the Board of Directors of CDI Corp.

     3.4 "Cause" shall have the same meaning as is set forth in a Participant's employment agreement with the Company. If there is no such agreement, then Cause shall mean:

              (i) a Participant's rendering services while under the influence of alcohol or illegal drugs;

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              (ii)    a Participant's performing any act of dishonesty
                      in rendering services to the Company, including falsification of records, expense accounts or other reports;

              (iii) a Participant's conviction, whether by judgment or plea, of any crime which constitutes a felony or which constitutes a misdemeanor involving violence, fraud, embezzlement, theft or business activities;

              (iv) a Participant's violation of any law or agree-ment which results in the entry of a judgment or order enjoining or preventing Participant from such activities as are essential for Participant to perform services for the Company;

              (v)     a Participant's violation of any of the
                      Company s policies which provide for termination of employment as a possible consequence of such violation;

              (vi) a Participant's engaging in conduct which is injurious (other than to an immaterial extent) to the Company;

              (vii) the Company's receipt of reliable information from any source of a Participant's entering into or intending to enter into competition with the Company; or

              (viii)  insubordination by a Participant.

     3.5 "CDI Stock" means common stock, par value at $.10 per share, of CDI Corp.

     3.6   "Committee" means the CDI Corp. Compensation and Stock
Option Committee.   The members of the Committee shall be "Outside
Directors" as defined or interpreted for purposes of Section 162(m) of the Code, and "Disinterested Persons," within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act").

     3.7 "Company" as the context requires, means CDI Corp., CDI Corp. and its Subsidiary Companies or the individual Subsidiary Company which employs or retains a Participant.

     3.8 "Date of Grant" means the date on which an Award is granted under an Agreement.

     3.9   "Effective Date" means January 1, 1998.

     3.10 "Eligible Consultant" means a consultant who performs services for the Company and is designated as eligible to participate in the Plan by the Committee.
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     3.11  "Eligible Employee" means an employee or a group of
employees identified by job classification of the Company who has been designated as eligible to participate in the Plan by the Committee.

     3.12 "Eligible Director" means any Non-Employee Director except a director whose compensation for service on the Board is included in the income of a corporation or partnership of which the director is an employee or partner.

     3.13 "Fair Market Value" means the closing price of actual sales of CDI Stock on the New York Stock Exchange composite tape on a given date or, if there are no such sales on such date, the closing price of CDI Stock on such Exchange on the last date on which there was a sale.

     3.14 "Fiscal Year" means the fiscal year of the Company, which ends each December 31.

     3.15 "Non-Employee Director" means any director of CDI Corp. who is not a full-time employee of the Company.

     3.16  "Participant" means (i) an Eligible Employee, (ii) an
Eligible Consultant or (iii) an Eligible Director who is designated by the Committee to participate in the Plan.

     3.17 "Performance Goals" means the goals established by the Committee pursuant to Section 5.3.

     3.18 "Performance Period" means the Fiscal Year(s), or initially the portion thereof, over which Performance Goals will be measured as established from time to time by the Committee. The "Initial
Performance Period" begins on the Effective Date.

     3.19 "Performance Share" means the CDI Stock delivered to a Participant upon the Participant's attainment of the Performance Goals established with respect to the Participant for a particular Performance Period. The number of Performance Shares received by a Participant is determined by multiplying the number of Performance Units awarded to a Participant under an Award by a percentage, to be determined by the Committee, based on the satisfaction of the Performance Goals applicable to the Performance Period to which the Award relates.

     3.20 "Performance Unit" means a book entry unit representing the right to acquire that number of shares of CDI Stock equal to the number of units recorded in book entry form, provided that the Participant attains the Performance Goals established by the Committee for the applicable Performance Period.

     3.21 "Personal Representative" means the person or persons who, upon the death or Total and Permanent Disability of a Participant, shall have acquired by will or by the laws of descent and distribution or by other legal proceedings the right to an Award granted to such Participant.

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     3.22  "Retirement" means a Participant's leaving the employ of the
Company:

              (i) on or after the date that the Participant satisfies one of the following combinations of age and years of service with the
Company:

                      o  60 years of age and 20 years of service;

                      o  62 years of age and 15 years of service; or

                      o  65 years of age and 5 years of service.

              (ii) at such earlier date as may be approved by the Committee, in its sole discretion.


                      Article 4.  Participation
                      -------------------------
     4.1 Participants. An Eligible Employee, Eligible Consultant or Eligible Director shall become a Participant in this Plan upon designation as such by the Committee, in its sole discretion.

     4.2 Making Awards. Subject to the limitations imposed by this Plan, an Award may be made to any Participant selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Participant, his or her present and potential contributions to the success of the Company, the value of his or her services to the Company and any other factors deemed relevant by the Committee

     4.3 No Future Entitlement. Designation as a Participant for any Performance Period shall not imply an entitlement to be so designated for any subsequent Performance Period.


        Article 5.  Available Shares, Performance Goals
                    and Limitations on Awards
        -----------------------------------------------
     5.1 Shares Available Under the Plan. The CDI Stock to be issued under the Plan upon the attainment of the Performance Goals applicable to any Performance Period may be (i) authorized but previously unissued CDI Stock or (ii) CDI Stock previously issued and outstanding and reacquired by the Company. Subject to adjustment under Section 7.2, no more than 100,000 shares of CDI Stock shall be issuable pursuant to Performance Share awards granted under the Plan.

     5.2 Performance Goals. Before the beginning of a Performance Period, or within ninety (90) days following the beginning of the Initial Performance Period, the Committee will establish written Performance Goals for the Company and its various operating units and Subsidiaries. The goals will be comprised of specified annual levels of one or more performance criteria as the Committee may deem
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appropriate.  If actual performance during a Performance Period equals the Performance Goals for that period, then the Performance Shares applicable to that Performance Period will be delivered to the Participant. A greater or lesser number of Performance Shares may be issued to a Participant based on performance which exceeds or falls short of the Performance Goals if so determined by the Committee and according to a formula to be established by the Committee and set forth in a Participant's Agreement. In order to ensure that there is consistency, over time, in the determination of whether Performance Goals are being satisfied, the Committee shall disregard or offset the effect of any extraordinary items, special charges or gains and other unusual and infrequent gains or losses, determined in accordance with generally accepted accounting principles consistently applied. The Committee may also restate the results of any prior period to reflect an accounting change becoming effective with or within a Performance Period. Awards may also be payable when Company performance, as measured by one or more of the above criteria, meets or exceeds an objective target established by the Committee.


                     Article 6.  Grant of Awards
                     ---------------------------
     6.1 Conditions. The Committee may make an Award to any Participant, subject to this Article 6 and to such other terms and conditions as the Committee may determine, including the attainment of Performance Goals in accordance with Section 5.3.

     6.2 Book Entries. Each Award will be registered in book entry form in the name of the Participant.

     6.3 Performance Period. At or before granting an Award, the Committee may establish a Performance Period applicable to such Award.

           6.3.1 The Committee may establish different Performance Periods from time to time and each Award may have a different
Performance Period, at the discretion of the Committee.

           6.3.2 Performance Periods, when established for each Award, shall not be changed except as permitted by Section 7.2.

     6.4 Other Terms and Conditions. Performance Shares, when awarded pursuant to an Award, will be represented by a book entry notation in the name of the Participant who receives the Award. The Participant shall not be entitled to receive any dividends that may be paid during the Performance Period with respect to the CDI Stock that underlies the Award. In no event will the Participant have the right to vote CDI Stock represented by a Performance Unit. During any applicable Performance Period, (i) the Participant will not be entitled to delivery of a certificate of CDI stock for the Performance Shares applicable to such Performance Period and (ii) a breach of the terms and conditions established by the Committee pursuant to the Award will cause a forfeiture of the Award. The Participant may satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to
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time, by electing to have the Company withhold a portion of the shares of CDI Stock otherwise deliverable with respect to the Award. The portion of the Award to be withheld pursuant to the applicable federal, state and local tax laws shall be determined by using the Fair Market Value of the CDI Stock as of the date such stock is received pursuant to the Award; provided, that the Company shall deliver cash equal to the Fair Market Value of any fractional shares of CDI Stock in lieu of such fractional shares.

     6.5   Award Agreement.  Each Award shall be evidenced by an Award
Agreement.

     6.6 Termination of Employment. Unless provided otherwise in the Participant's Agreement, the following provisions shall apply upon the termination of employment by Participant.

           6.6.1 Resignation or Termination. If a Participant resigns or his or her employment with the Company is terminated for any reason other than as provided in Sections 6.6.2 through 6.6.4, any Performance Units awarded for a Performance Period that has not been completed shall be canceled.

           6.6.2 Death or Total and Permanent Disability. If a Participant dies or becomes Totally and Permanently Disabled while employed by the Company, any Performance Units held at the time by the deceased or disabled Participant shall remain outstanding, and any shares of CDI Stock earned with respect to such Performance Units will be paid to his or her Personal Representative in the case of death or to the Participant in the case of disability, promptly following the close of the relevant Performance Period.

           6.6.3 Retirement. If a Participant's employment with the Company is terminated as a result of the of the Participant's
Retirement, the Participant's Performance Shares shall remain outstanding, and any shares of CDI Stock earned with respect to such Performance Units will be paid to the Participant promptly following the close of the relevant Performance Period.

           6.6.4 Cessation of Board Service. If an Eligible Director ceases to be a member of the Board for any reason, any Performance Shares held by such Eligible Director shall expire and any rights thereunder shall terminate immediately.

     6.7 Payment for Performance Share Awards. Awards may be made by the Committee under which the Participant shall not be required to make any payment for the CDI Stock or, in the alternative, under which the Participant, as a condition to the Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the CDI Stock to be delivered upon satisfaction of the Target Level Goal, determined as of the date the Award is made. If the latter, such purchase price shall be paid in cash as provided in the applicable Agreement.


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                  Article 7.  General Provisions
                  ------------------------------
     7.1 Limits on Transferability. Unless otherwise provided by the Committee, no Award made under the Plan shall be transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution. Any transfer contrary to this Section 7.1 will nullify the Award.

     7.2 Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, or that may be issued under outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis, including modifications of Performance Goals and changes in the length of Performance Periods.

     7.3 Amendment, Suspension, and Termination of Plan. The Board, or a designated committee, may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company.

     7.4 Nonuniform Determinations. The Committee's determinations under the Plan, including, without limitation, (i) the determination of the Participants eligible to receive Awards, (ii) the form, amount, and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the Agreements evidencing the same, need not be uniform and may be made by it selectively among Participants whether or not such Participants are similarly situated.

     7.5 General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of CDI Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     7.6 No Right To Employment or Continued Service. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan or any Agreement, shall be construed as giving to any person the right to be retained in the employ, performance of services or membership on the Board of the Company.